As filed with the Securities and Exchange Commission on May 19, 2003.

Registration No. 333-55826

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INCYTE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	94-3136539
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3160 Porter Drive

Palo Alto, California 94304

(650) 855-0555

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

PAUL A. FRIEDMAN	Copy to:
Chief Executive Officer	STANTON D. WONG, ESQ.
Incyte Genomics, Inc.	Pillsbury Winthrop LLP
3160 Porter Drive	P.O. Box 7880
Palo Alto, California 94304	San Francisco, CA 94120-7880
(415) 855-0555	(415) 983-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

DEREGISTRATION OF UNSOLD SECURITIES

On February 16, 2001, Incyte Corporation (formerly Incyte Genomics, Inc.) (the “Company”) filed its Registration Statement on Form S-3 (File No. 333-55826) (the “Registration Statement”), as amended by Amendment No. 1 to Form S-3 filed on May 18, 2001, covering 1,248,522 shares of the Company’s common stock, $0.001 par value, (the “Shares”) to be sold by certain selling stockholders of the Company. On May 22, 2001, the Securities and Exchange Commission (the “Commission”) declared the Registration Statement effective.

Pursuant to Rule 477 promulgated under the Securities Act of 1933 and the Company’s undertaking in Item 17 of Part II of this Registration Statement, the Company respectfully requests that the Commission withdraw the Company’s Registration Statement on Form S-3, including all amendments and exhibits thereto, with respect to the unsold portion of securities registered thereon. The Registration Statement was filed in order to register the Shares issued to the former stockholders of Proteome, Inc. (“Proteome”) in connection with the acquisition of Proteome by the Company.

The Company is requesting the withdrawal of the Registration Statement because, pursuant to the terms of the Registration Rights Agreement between the Company and the former stockholders of Proteome, the Company’s obligations to maintain the effectiveness of the Registration Statement under the Registration Rights Agreement expired in December 2002.

Accordingly, the Company hereby de-registers the Shares registered pursuant to the Registration Statement that remain unsold thereunder.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on the 19th day of May 2003.

INCYTE CORPORATION

By:	/s/ PAUL A. FRIEDMAN
Paul A. Friedman
Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ PAUL A. FRIEDMAN Paul A. Friedman	Chief Executive Officer (Principal Executive Officer) and Director	May 19, 2003

/s/ JOHN M. VUKO John M. Vuko	Chief Financial Officer (Principal Financial Officer)	May 19, 2003

/s/ TIMOTHY G. HENN Timothy G. Henn	Controller (Principal Accounting Officer)	May 19, 2003

* /s/ ROY A. WHITFIELD Roy A. Whitfield	Chairman of the Board	May 19, 2003

/s/ ROBERT B. STEIN Robert B. Stein	President, Chief Scientific Officer and Director	May 19, 2003

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Signature	Title	Date

Barry M. Ariko	Director

Julian C. Baker	Director

Paul A. Brooke	Director

* /s/ JEFFREY J. COLLINSON Jeffrey J. Collinson	Director	May 19, 2003

* /s/ FREDERICK B. CRAVES Frederick B. Craves	Director	May 19, 2003

Richard U. De Schutter	Director

* /s/ JON S. SAXE Jon S. Saxe	Director	May 19, 2003

* By: /s/ LEE BENDEKGEY Lee Bendekgey As Attorney-In-Fact

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